QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.01

CONSENT OF HANSEN, BARNETT & MAXWELL,
INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

        We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-59392) of our report dated January 25, 2002 (except for the second paragraph of Note 13 to the financial statements, as to which the date is March 28, 2002) with respect to the financial statements included herein.

                      HANSEN, BARNETT & MAXWELL

Salt Lake City, Utah
April 1, 2002

QuickLinks

Exhibit 23.01 CONSENT OF HANSEN, BARNETT & MAXWELL, INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS